EXHIBIT 99.j

     CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


     As the independent registered public accounting firm, we hereby consent to the use of our report, dated March 1, 2010 for the MH Elite Small Cap Fund of Funds ('Small Cap'), MH Elite Fund of Funds ('Fund of Funds') and MH Elite Select Portfolio of Funds, ('Select'), (collectively the 'Funds'), (each a series of MH Elite Portfolio of Funds, Inc.) and to all references to our firm included in or made a part of this Post Effective Amendment No. 16 under the Securities Act of 1933 and Amendment No. 17 under the Investment Company Act of 1940 to the Funds' Registration Statement on Form N-1A (File Nos. 333-50885 and 811-08763), including the references to our firm under the heading 'Financial Highlights' in the prospectus and 'Independent Registered Public Accounting Firm' in the Statement of Additional Information of the Fund.


                                               /s/ Sanville & Company
Abington, Pennsylvania			       Sanville & Company
April 28, 2010